UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2016

PennyMac Mortgage Investment Trust

(Exact name of registrant as specified in its charter

Maryland	001-34416	27-0186273
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6101 Condor Drive, Moorpark, California	93021
(Address of principal executive offices)	(Zip Code)

(818) 224-7442

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02       Termination of a Material Definitive Agreement.

On February 29, 2016, PennyMac Mortgage Investment Trust (the “Company”), through two of its controlled wholly-owned subsidiaries, PennyMac Operating Partnership, L.P. (“POP”) and PennyMac Holdings, LLC (“PMH” and, together with POP, the “PMT Subsidiaries”) and PennyMac Loan Services, LLC (“PLS”), an indirect controlled subsidiary of PennyMac Financial Services, Inc. (NYSE: PFSI), terminated their master spread acquisition and MSR servicing agreement, dated as of February 1, 2013, and all amendments thereto (the “2/1/13 Spread Acquisition Agreement”), pursuant to which PLS had previously sold to PMH excess servicing spread (“ESS”) relating to Fannie Mae MSRs.

Item 8.01       Other Events.

On February 29, 2016, in connection with the Company’s termination of the 2/1/13 Spread Acquisition Agreement as described in Item 1.02 of this Current Report on Form 8-K, PLS reacquired from PMH all of its right, title and interest in and to all of the Fannie Mae ESS previously sold by PLS to PMH and then subject to such 2/1/13 Spread Acquisition Agreement and the related amended and restated subordination of interest agreement by and among PLS, the PMT Subsidiaries and Fannie Mae.

Also on February 29, 2016, PLS reacquired from PMH all of its right, title and interest in and to all of the Freddie Mac ESS previously sold by PLS to PMH and then subject to that certain master spread acquisition and MSR servicing agreement, dated as of December 19, 2014, and all amendments thereto (the “12/19/14 Spread Acquisition Agreement”), pursuant to which PLS had previously sold to PMH ESS relating to Freddie Mac MSRs, and the related acknowledgement agreement by and among PLS, PMH and Freddie Mac. Notwithstanding the foregoing, the 12/19/14 Spread Acquisition Agreement and the related acknowledgement agreement remain in full force and effect.

The foregoing transactions were approved by a committee of the Company’s board of trustees comprised solely of independent members thereof. At settlement, PLS reacquired the Fannie Mae ESS and the Freddie Mac ESS from PMH at fair value for purchase prices of approximately $52 million and $7 million, respectively.

The foregoing descriptions of the 2/1/13 Spread Acquisition Agreement and the 12/19/14 Spread Acquisition Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the 2/1/13 Spread Acquisition Agreement, which was filed as Exhibit 1.5 of the Company’s Current Report on Form 8-K as filed with the SEC on February 7, 2013, and any amendments to the 2/1/13 Spread Acquisition Agreement filed thereafter, and the full text of the 12/19/14 Spread Acquisition Agreement, which was filed as Exhibit 10.1 of the Company’s Current Report on Form 8-K filed on December 24, 2014, and any amendments to the 12/19/14 Spread Acquisition Agreement filed thereafter.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNYMAC MORTGAGE INVESTMENT TRUST

Dated: March 3, 2016	/s/ Anne D. McCallion
Anne D. McCallion
Chief Financial Officer

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